Exhibit 99.1

Media contacts: Noah Dye / Aida Causevic LEWIS PR (619) 708-7413 / (619) 516-2559 sbs@lewispr.com	Lorrie Hunsaker St. Bernard Software (858) 524-2041 hunsaker@stbernard.com

Investor Relations contacts: MKR Group, LLC Charles Messman or Todd Kehrli 818-556-3700 sbsw@mkr-group.com

St. Bernard Software Names Vincent Rossi

Chief Executive Officer

John Jones to retire after leading the company for 11 years

San Diego, CA – November 2, 2006 – St. Bernard Software, Inc. (OTCBB: SBSW), a global provider of security solutions for small- and medium-sized enterprises (SMEs), today announced the appointment of Vince Rossi as CEO and a director of St. Bernard Software. Additionally, Mr. Rossi will retain his position as president. Consistent with the company’s corporate succession planning, John Jones has retired from his position as CEO and has also relinquished his director seat.

In announcing the change, Humphrey Polanen, chairman of St. Bernard commented, “As the company embarks on its expansion strategy delivering high-value solutions both conventionally and through ‘in the cloud’ services, we are confident that Vince will provide the leadership and vision required to continue the company’s drive as the leader in security solutions for the SME market. We also thank John for his contributions in leading the growth of St. Bernard since its creation in 1995.”

Joining St. Bernard as president and COO in July of this year, Mr. Rossi led the company in its recent acquisition of Singlefin, a leader in on-demand security solutions, uniquely positioning St. Bernard to serve the SME security market.

“This is a very exciting time to be part of the St. Bernard team and I look forward to working with everyone to fulfil the company’s mission,” stated Rossi. Prior to joining the company, Mr. Rossi’s career includes over 10 years of senior management experience in the security software space including Senior Vice President of Product Management and Marketing for McAfee, Inc. since 2003, and as Executive Vice President of Entercept Security Technologies from 2000 to 2003.

About St. Bernard Software

St. Bernard Software (OTCBB: SBSW) is a global provider of security solutions, including Internet and email filtering appliances, patch management and data backup solutions. St. Bernard Software also provides the SME market with a complete line of hosted security solutions, including email, IM and URL filtering services.

Deployed across millions of computers worldwide, the company’s award-winning products deliver innovative security solutions that offer the best combination of ease-of-use, performance and value. Established in 1995 with headquarters in San Diego, CA and an international office in the United Kingdom, St. Bernard Software sells and supports its products directly and through solution partners worldwide. For more information, please visit www.stbernard.com.

©2006 St. Bernard Software Inc. All rights reserved. The St. Bernard Software logo, and Open File Manager are trademarks of St. Bernard Software Inc. UpdateEXPERT, ePrism and iPrism are registered trademarks of St. Bernard Software Inc. All other trademarks and registered trademarks are hereby acknowledged.

This press release may contain forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, among other things, any projections of earnings, revenues (including where the underlying contract has already been signed), or other financial items; any statements of the plans, strategies, and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include, among other things, performance of contracts by customers and partners; employee management issues; the timely development, production and acceptance of products and services and their feature sets; the challenge of managing asset levels, including inventory; the flow of products into third-party distribution channels; and the difficulty of keeping expense growth at modest levels while increasing revenues. Announcements of contract awards should not be interpreted as reflecting revenue in any particular period and may relate to revenue recorded in prior periods. These and other risks and factors that could cause events or our results to differ from those expressed or implied by such forward-looking statements are described in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. We assume no obligation and do not intend to update these forward-looking statements.

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